WILLSCOT MOBILE MINI HOLDINGS REPORTS SECOND QUARTER 2022 RESULTS

Continued Execution of Growth Strategy Drives Operational Outperformance and Increased 2022 Outlook
PHOENIX (August 3, 2022) - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini Holdings” or the “Company”) (Nasdaq: WSC), the North American leader in innovative flexible workspace and portable storage solutions, today announced second quarter 2022 results and provided an update on operations and the current market environment, including the following highlights:

•Execution across multiple organic and inorganic growth levers resulted in second quarter revenue of $582 million, net income of $73 million, and Adjusted EBITDA of $233 million.
•Closed six acquisitions year to date through July 2022 with consistent pipeline for H2 2022 to expand our fleet of mobile offices and portable storage containers.
•Generated $188 million of Cash From Operations and $69 million of Free Cash Flow in the quarter with Free Cash Flow Margin of 12% over the last twelve months.
•Returned $250 million to shareholders by repurchasing 7.2 million shares of Common Stock and stock equivalents during the quarter, reducing economic share count by 5.6% over the last 12 months as of June 30, 20221.
•Increased full-year 2022 Adjusted EBITDA outlook range to between $900 million and $940 million, representing 22% to 27% growth versus 2021.
•Board replenished share repurchase authorization to $1.0 billion as of July 21, 2022.

Brad Soultz, Chief Executive Officer of WillScot Mobile Mini Holdings, commented, "Our results in the second quarter demonstrated our team's laser focus on executing the idiosyncratic growth strategy that we articulated at our November 2021 Investor Day. While end market strength continued to be broad-based, the momentum in our business is being driven by growth initiatives such as pricing, valued-added products, cross-selling, and acquisitions that compound powerfully together and are within our control. Our team delivered strong organic and inorganic volume growth, driving 2% year-over-year growth in average modular units on rent in NA Modular and 24% year-over-year growth in average portable storage units on rent in NA Storage and NA Modular combined. Together these fundamentals compounded to drive 200 basis points of Adjusted EBITDA margin expansion year-over-year during the quarter. And following the SAP cutover in 2021, our infrastructure is highly scalable, as evidenced by our continued M&A cadence. We successfully closed and integrated four regional acquisitions during the second quarter and completed another in July, bringing our year-to-date total transactions to six. Each acquisition represents an opportunity to expand our offering, grow our team of dedicated professionals, integrate scarce equipment into our portfolio, and deliver more value to our customers."

Soultz added, "We are allocating capital aggressively where we see opportunities to compound growth and returns. Based on demand, we are fully funding organic capex for value-added products (VAPS), additional portable storage units, and modular unit refurbishments. Our M&A pipeline supports a consistent cadence of tuck-in transactions, and we will continue to pursue smart and accretive acquisitions. And over the last 12 months, we have repurchased 14.3 million shares for $481 million, representing about 7% of our market capitalization as of June 30, 2022. In recognition of the value creation opportunities across our portfolio, our Board proactively replenished our $1.0 billion share repurchase authorization. We have a uniquely resilient business with powerful idiosyncratic growth levers. I am excited about our outlook for the remainder of the year and beyond and am extremely proud of the execution by our team."

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2022	2021	2022	2021
Revenue	$581,642	$461,102	$1,090,536	$886,425
Consolidated net income	$73,376	$20,371	$124,547	$24,818
Adjusted EBITDA[2]	$233,335	$175,495	$425,158	$339,080
Adjusted EBITDA Margin (%)[2]	40.1%	38.1%	39.0%	38.3%
Net cash provided by operating activities	$188,326	$139,537	$333,853	$261,608
Free Cash Flow[2]	$69,418	$82,056	$124,042	$173,216
Fully Diluted Shares Outstanding	227,484,012	236,536,713	226,983,150	234,898,911
Free Cash Flow Margin (%)[2]	11.9%	17.8%	11.4%	19.5%
Return on Invested Capital[2]	14.6%	10.3%	13.0%	10.3%

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA by Segment (in thousands)[2]	2022	2021	2022	2021
NA Modular	$127,881	$103,545	$231,829	$200,916
NA Storage	80,762	49,526	144,587	95,848
UK Storage	12,230	12,328	24,774	23,392
Tank and Pump	12,462	10,096	23,968	18,924
Consolidated Adjusted EBITDA	$233,335	$175,495	$425,158	$339,080

Second Quarter 2022 Results2
Tim Boswell, President and Chief Financial Officer of WillScot Mobile Mini Holdings, commented, "Q2 was another strong quarter, driven by our leasing fundamentals. We grew volumes, increased VAPS penetration, and accelerated pricing in all segments, while supplementing our organic results with smart acquisitions. Revenues of $582 million increased by 26%, Adjusted EBITDA of $233 million increased by 33%, Consolidated Adjusted EBITDA margin of 40.1% expanded by 200 basis points, and Net Income of $73 million and diluted EPS of $0.32 increased by 260% and 303%, respectively. Our team continued to execute effectively across all growth initiatives and we are capitalizing on this unique inflationary and supply constrained macroeconomic backdrop, as evidenced by the substantial margin expansion in our results and outlook. Notably, we expect that the benefits of inflationary impacts on our prices will continue to roll through our income statement over the next 18 to 24 months, supporting margin expansion well into 2023 and beyond."

Boswell continued, "Our forward visibility into growth gives us confidence to reinvest where we see opportunities to compound returns. Cash flows from operations of $188 million increased by 35% year-over-year, consistent with our expectations. Reinvestment in organic capital expenditures was entirely demand driven and increased to $119 million to support organic expansion of our storage fleet and value-added products, as well as modular refurbishments. We invested $46 million in acquisitions during the quarter, which are compounding with our organic initiatives and accelerating our run-rate heading into 2023. Complementing these operational investments, we repurchased 7.2 million shares of Common Stock and stock equivalents for $250 million in Q2, and over the last 12 months, we reduced our economic share count by 5.6%, representing a powerful return to our shareholders."

Boswell also shared, "As a validation of our growth strategy and execution, we opportunistically amended and upsized our asset-based revolving credit facility (ABL) on June 30, 2022, increasing the facility size from $2.4 billion to $3.7 billion, extending the term for five years to June 2027, and reducing our interest rate spread over SOFR by approximately 50 basis points to partly offset broader benchmark rate increases. Our current annualized cash interest expense is approximately $130 million, and we have $1.0 billion of excess availability under the ABL, which gives us ample liquidity to support our strategy. We are incredibly grateful to our investors who supported us in this process and for their confidence in our plans.

"With the first half of 2022 complete, we are raising our full year guidance to $2.2 billion to $2.3 billion of revenue and $900 million to $940 million of Adjusted EBITDA. We continue to expect that Adjusted EBITDA margins will be up approximately 200 basis points for the year and that our Free Cash Flow run-rate will accelerate to approximately $500 million as we head into 2023. We have a clear formula to drive sustainable growth and returns, and we are executing predictably."

Consolidated
•Revenue of $581.7 million increased by 26.1% year-over-year due to organic revenue growth levers in the business and due to the impact of acquisitions. Recent acquisitions contributed approximately $19.0 million to total revenues.
•Adjusted EBITDA of $233.3 million increased by 32.9% year-over-year and Consolidated Adjusted EBITDA margin of 40.1% increased 200 bps year-over-year due to strong pricing and volume trends, offset by increased variable costs from higher activity levels, inflationary pressures, and discretionary resource additions to support growth.
NA Modular
•Revenue of $347.7 million increased by 20.1% year-over-year.
◦Average modular space monthly rental rate increased $130 year-over-year, or 16.2% to $931.
◦Average modular space units on rent increased 1,804 units year-over-year, or 2.1% to 86,558. Units on rent have grown 2.4% year-to-date from 12/31/2021 to 6/30/2022, which has been split evenly between organic growth and via acquisition.
◦Value-Added Products (VAPS) average monthly rate, a component of average modular space monthly rental rate above, increased $43 year-over-year, or 19% to $266. For delivered units over the last 12 months, VAPS average monthly rate increased $70 year-over-year, or 20%, to $430.
•Adjusted EBITDA of $127.9 million increased by 23.6% year-over-year. The transfer of the NA Modular portable storage fleet to the NA Storage segment in Q3 2021 represented a decline of about $5 million of revenue and EBITDA in Q2 2022, which has not been adjusted historically.
NA Storage
•Revenue of $175.2 million increased by 51.3% year-over-year.
◦Average portable storage monthly rental rate increased $35 year-over-year, or 23.2% to $186.
◦Average portable storage units on rent increased by 42,859 units year-over-year, or 38.0% to 155,721. Of this increase, approximately 12,000 of the units on rent increase was driven by organic volume growth. The remainder of the increase was driven by the acquisition of approximately 18,700 average units on rent from Q3 2021 to Q2 2022 and the transfer of approximately 12,000 units from NA Modular (legacy WillScot) into the NA Storage segment that was completed in Q3 2021.
◦Average modular space monthly rental rate increased $110 year-over-year, or 19.2%, to $683, and modular space average units on rent increased 1,697 year-over-year, or 10.4%, to 18,057.
•Adjusted EBITDA of $80.8 million increased by 63.2% year-over-year. The transfer of the NA Modular portable storage fleet to the NA Storage segment in Q3 2021 represented an increase of about $5 million of revenue and EBITDA in Q2 2022, which has not been adjusted historically.
UK Storage
•Revenue of $26.7 million decreased 6.0% year-over-year and Adjusted EBITDA of $12.2 million decreased by 0.8%, driven by the weakening of the British Pound relative to the US Dollar. In local currency, revenue increased 4.4% year-over-year, driven by a 17.5% increase in portable storage average monthly rental rates and a 7.9% increase in average portable storage units on rent, and Adjusted EBITDA increased by 10.4% year-over-year.
Tank and Pump
•Revenue of $32.1 million increased 16.7% year-over-year, driven by increased OEC utilization and improved pricing, and Adjusted EBITDA of $12.5 million increased by 23.8%.

Capitalization and Liquidity Update2
As of June 30, 2022:
•Repurchased 7.2 million shares of Common Stock and stock equivalents for $250 million in the second quarter 2022, contributing to a 5.6% reduction in our economic share count over the last 12 months. On July 21, 2022, the Board of Directors approved an increase in the repurchase authority, which reset the amount to $1.0 billion.
•Amended our asset-based revolving credit facility to provide additional capacity for growth by increasing the aggregate principal amount of revolving credit facilities to $3.7 billion from $2.4 billion, extended the facility for five years to June 2027, increased capacity available under the facility's accordion feature, reduced the interest rate spread above the Term SOFR base rate to 150 basis points, and included an option to incorporate pricing adjustments linked to the Company's Environmental, Social, and Governance initiatives.

•Maintained $1.0 billion of excess availability under the asset-based revolving credit facility; a flexible covenant structure and accelerating free cash flow provide ample liquidity to fund multiple capital allocation priorities.
•As of August 3, 2022, weighted average interest rate is approximately 4.2% and annual cash interest expense based on the current debt structure and benchmark rates is approximately $130 million.
•No debt maturities prior to 2025.
•Maintained leverage at 3.7x last 12 months Adjusted EBITDA of $826 million, above our target range of 3.0x to 3.5x, while supporting strong organic demand, executing four tuck-in transactions, and repurchasing shares.

2022 Outlook 2, 3, 4
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

	2021 Results	Prior 2022 Outlook	Current 2022 Outlook
Revenue	$1,895 million	$2,100 million - $2,200 million	$2,200 million - $2,300 million
Adjusted EBITDA[2,3]	$740 million	$860 million - $900 million	$900 million - $940 million
Net CAPEX[3,4]	$237 million	$275 million - $325 million	$325 million - $375 million
1 - Assumes common shares outstanding plus treasury stock method from warrants outstanding as of June 30, 2022 versus June 30, 2021 and the closing stock price of $32.42 on June 30, 2022.
2 - Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") is included at the end of this press release.
3 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore no reconciliation to the most comparable GAAP measures is provided.
4 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Return on Invested Capital, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Net Income Excluding Gain/Loss from Warrants, and Net CAPEX. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by net assets. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by our estimated statutory tax rate. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Net assets is total assets less goodwill and intangible assets, net and all non-interest bearing liabilities and is calculated as a five quarter average. Adjusted Gross Profit is defined as gross profit plus depreciation of rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Net Income Excluding Gain/Loss from Warrants is defined as net income plus or minus the change in the fair value of the common stock warrant liability. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Free Cash Flow and Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that Adjusted Gross Profit and Adjusted Gross Profit Percentage are useful to investors because they allow investors to assess gross profit excluding non-cash expenses, which provides useful information regarding our results of operations and assists in analyzing the underlying performance of our business. The Company believes that Net Income Excluding Gain/Loss from Warrants is useful to investors because it removes the impact of stock market volatility from our operational results. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides Adjusted EBITDA guidance because we believe that Adjusted EBITDA, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot Mobile Mini Holdings will host a conference call and webcast to discuss its second quarter 2022 results and outlook at 10 a.m. Eastern Time on Thursday, August 4, 2022. The live call may be accessed by dialing (800) 715-9871, Conference ID: 5178595 (US/Canada toll-free) or (646) 307-1963, Conference ID: 5178595 (international) and asking to be connected to the WillScot Mobile Mini Holdings call. A live webcast will also be accessible via the "Events & Presentations" section of the

Company's investor relations website www.willscotmobilemini.com. Choose "Events" and select the information pertaining to the WillScot Mobile Mini Holdings Second Quarter 2022 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot Mobile Mini Holdings
WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible workspace and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 280 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Forward-Looking Statements
This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: robust demand continuing, our ability to continue acceleration of commercial momentum, our pipeline, further acceleration of our run rate, the timing of our achievement of our three to five year milestones, our ability to grow predictable reoccurring revenue streams, compound cash generation, drive higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2021), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscotmobilemini.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Jessica Taylor
investors@willscotmobilemini.com	jetaylor@willscotmobilemini.com

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenues:
Leasing and services revenue:
Leasing	$428,620	$343,179	$821,812	$658,841
Delivery and installation	125,403	91,680	225,734	175,184
Sales revenue:
New units	11,094	11,008	17,691	21,963
Rental units	16,525	15,235	25,299	30,437
Total revenues	581,642	461,102	1,090,536	886,425
Costs:
Costs of leasing and services:
Leasing	96,912	83,032	185,790	152,927
Delivery and installation	93,587	77,153	175,102	147,289
Costs of sales:
New units	6,139	7,052	10,465	14,161
Rental units	8,955	8,162	14,099	17,267
Depreciation of rental equipment	67,176	62,893	129,392	118,591
Gross profit	308,873	222,810	575,688	436,190
Expenses:
Selling, general and administrative	162,164	122,387	312,374	239,716
Other depreciation and amortization	19,054	21,622	38,658	39,946
Lease impairment expense and other related charges	(9)	474	254	1,727
Restructuring costs	(86)	6,960	(86)	10,102
Currency (gains) losses, net	(127)	33	11	69
Other (income) expense, net	(3,784)	719	(5,093)	(1,269)
Operating income	131,661	70,615	229,570	145,899
Interest expense	33,574	29,212	64,564	59,176
Fair value (gain) loss on common stock warrant liabilities	—	(610)	—	26,597
Loss on extinguishment of debt	—	2,814	—	5,999
Income before income tax	98,087	39,199	165,006	54,127
Income tax expense	24,711	18,828	40,459	29,309
Net Income	$73,376	$20,371	$124,547	$24,818

Earnings per share:
Basic	$0.33	$0.09	$0.56	$0.11
Diluted	$0.32	$0.08	$0.55	$0.11
Weighted average shares:
Basic	223,376,276	228,406,812	222,196,986	228,350,318
Diluted	227,484,012	236,536,713	226,983,150	234,898,911

Unaudited Segment Operating Data

Comparison of Three Months Ended June 30, 2022 and 2021

	Three Months Ended June 30, 2022
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$347,670	$175,220	$26,666	$32,086	$581,642
Gross profit	$153,808	$121,404	$17,089	$16,572	$308,873
Adjusted EBITDA	$127,881	$80,762	$12,230	$12,462	$233,335
Capital expenditures for rental equipment	$82,482	$34,282	$7,604	$5,785	$130,153
Average modular space units on rent	86,558	18,057	8,387	—	113,002
Average modular space utilization rate	67.6%	74.2%	71.0%	—%	68.8%
Average modular space monthly rental rate	$931	$683	$409	$—	$853
Average portable storage units on rent	476	155,721	27,595	—	183,792
Average portable storage utilization rate	53.7%	85.5%	89.8%	—%	86.0%
Average portable storage monthly rental rate	$211	$186	$93	$—	$172
Average tank and pump solutions rental fleet utilization based on original equipment cost	N/A	N/A	N/A	75.7%	75.7%

	Three Months Ended June 30, 2021
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$289,382	$115,794	$28,432	$27,494	$461,102
Gross profit	$116,136	$75,721	$17,937	$13,016	$222,810
Adjusted EBITDA	$103,545	$49,526	$12,328	$10,096	$175,495
Capital expenditures for rental equipment	$49,364	$8,773	$4,226	$2,919	$65,282
Average modular space units on rent	84,754	16,360	9,354	—	110,468
Average modular space utilization rate	67.7%	78.4%	84.3%	—%	70.3%
Average modular space monthly rental rate	$801	$573	$438	$—	$736
Average portable storage units on rent	13,301	112,862	25,573	—	151,736
Average portable storage utilization rate	69.8%	76.1%	91.8%	—%	77.7%
Average portable storage monthly rental rate	$133	$151	$88	$—	$139
Average tank and pump solutions rental fleet utilization based on original equipment cost	N/A	N/A	N/A	71.2%	71.2%

Comparison of Six Months Ended June 30, 2022 and 2021

	Six Months Ended June 30, 2022
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump		Total
Revenue	$647,356	$326,704	$54,106	$62,370		$1,090,536
Gross profit	$282,739	$226,534	$35,010	$31,405		$575,688
Adjusted EBITDA	$231,829	$144,587	$24,774	$23,968		$425,158
Capital expenditures for rental equipment	$140,059	$54,453	$17,219	$13,658		$225,389
Average modular space units on rent	85,783	18,308	8,420	—	—	112,511
Average modular space utilization rate	67.3%	75.3%	72.3%	—%		68.9%
Average modular space monthly rental rate	$908	$638	$418	$—		$836
Average portable storage units on rent	469	154,023	27,522	—		182,014
Average portable storage utilization rate	53.1%	84.4%	89.8%	—%		85.0%
Average portable storage monthly rental rate	$186	$176	$93	$—		$164
Average tank and pump solutions rental fleet utilization based on original equipment cost	N/A	N/A	N/A	75.8%		75.8%

	Six Months Ended June 30, 2021
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$555,606	$223,542	$55,439	$51,838	$886,425
Gross profit	$229,138	$148,340	$34,430	$24,282	$436,190
Adjusted EBITDA	$200,916	$95,848	$23,392	$18,924	$339,080
Capital expenditures for rental equipment	$88,499	$12,245	$10,996	$6,077	$117,817
Average modular space units on rent	84,737	16,399	9,235	—	110,371
Average modular space utilization rate	67.6%	78.9%	84.1%	—%	70.3%
Average modular space monthly rental rate	$769	$554	$420	$—	$703
Average portable storage units on rent	14,186	109,355	25,112	—	148,653
Average portable storage utilization rate	64.8%	75.0%	90.5%	—%	76.1%
Average portable storage monthly rental rate	$128	$150	$85	$—	$137
Average tank and pump solutions rental fleet utilization based on original equipment cost	N/A	N/A	N/A	69.3%	69.3%

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2022 (Unaudited)	December 31, 2021
Assets
Cash and cash equivalents	$11,706	$12,699
Trade receivables, net of allowances for credit losses at June 30, 2022 and December 31, 2021 of $53,544 and $47,629, respectively	440,993	399,887
Inventories	41,824	32,739
Prepaid expenses and other current assets	44,245	36,761
Assets held for sale	1,518	954
Total current assets	540,286	483,040
Rental equipment, net	3,257,475	3,080,981
Property, plant and equipment, net	322,707	312,178
Operating lease assets	235,266	247,064
Goodwill	1,171,725	1,178,806
Intangible assets, net	446,578	460,678
Other non-current assets	4,771	10,852
Total long-term assets	5,438,522	5,290,559
Total assets	$5,978,808	$5,773,599
Liabilities and equity
Accounts payable	$155,901	$118,271
Accrued expenses	115,124	100,195
Accrued employee benefits	63,331	68,414
Deferred revenue and customer deposits	189,333	159,639
Operating lease liabilities - current	52,495	53,005
Current portion of long-term debt	20,663	18,121
Total current liabilities	596,847	517,645
Long-term debt	3,017,678	2,694,319
Deferred tax liabilities	390,092	354,879
Operating lease liabilities - non-current	183,851	194,256
Other non-current liabilities	16,390	15,737
Long-term liabilities	3,608,011	3,259,191
Total liabilities	4,204,858	3,776,836
Commitments and contingencies
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 216,090,996 and 223,939,527 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	22	22
Additional paid-in-capital	3,295,747	3,616,902
Accumulated other comprehensive loss	(55,276)	(29,071)
Accumulated deficit	(1,466,543)	(1,591,090)
Total shareholders' equity	1,773,950	1,996,763
Total liabilities and shareholders' equity	$5,978,808	$5,773,599

Reconciliation of Non-GAAP Financial Measures

In addition to using GAAP financial measurements, we use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business segment performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described in the reconciliation of our consolidated net income (loss) to Adjusted EBITDA reconciliation below. We believe that evaluating segment performance excluding such items is meaningful because it provides insight with respect to intrinsic operating results of the Company.
We also regularly evaluate gross profit by segment to assist in the assessment of the operational performance of each operating segment. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance of the segments, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to fund our capital allocation alternatives.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities.
•Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under US GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.

The following table provides an unaudited reconciliation of Net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income	$73,376	$20,371	$124,547	$24,818
Income tax expense	24,711	18,828	40,459	29,309
Loss on extinguishment of debt	—	2,814	—	5,999
Fair value (gain) loss on common stock warrant liabilities	—	(610)	—	26,597
Interest expense	33,574	29,212	64,564	59,176
Depreciation and amortization	86,230	84,515	168,050	158,537
Currency (gains) losses, net	(127)	33	11	69
Restructuring costs, lease impairment expense and other related charges	(95)	7,434	168	11,829
Transaction costs	22	—	41	844
Integration costs	5,203	7,622	9,291	14,964
Stock compensation expense	9,292	4,707	15,687	8,221
Other	1,149	569	2,340	(1,283)
Adjusted EBITDA	$233,335	$175,495	$425,158	$339,080

Net Income Excluding Gain/Loss from Warrants
We define Net Income Excluding Gain/Loss from Warrants as net income plus or minus the impact of the change in the fair value of the common stock warrant liability. Management believes that the presentation of our financial statements excluding the impact of this mark-to-market adjustment provides useful information regarding our results of operations and assists in the review of the actual operating performance of our business.
The following table provides an unaudited reconciliation of Net income to Net Income Excluding Gain/Loss from Warrants:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income	$73,376	$20,371	$124,547	$24,818
Fair value (gain) loss on common stock warrant liabilities	—	(610)	—	26,597
Net Income Excluding Gain/Loss from Warrants	$73,376	$19,761	$124,547	$51,415

Adjusted EBITDA Margin
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business.
The following table provides an unaudited reconciliation of Adjusted EBITDA Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Adjusted EBITDA (A)	$233,335	$175,495	$425,158	$339,080
Revenue (B)	581,642	461,102	1,090,536	886,425
Adjusted EBITDA Margin (A/B)	40.1%	38.1%	39.0%	38.3%
Net Income (C)	$73,376	$20,371	$124,547	$24,818
Net Income Margin % (C/B)	12.6%	4.4%	11.4%	2.8%

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by Revenue. Management believes that the presentation of Free Cash Flow and Free Cash Flow Margin provides useful information to investors concerning cash flow available to fund our capital allocation alternatives.
The following table provides an unaudited reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$188,326	$139,537	$333,853	$261,608
Purchase of rental equipment and refurbishments	(130,153)	(65,282)	(225,389)	(117,817)
Proceeds from sale of rental equipment	20,526	15,235	35,080	30,437
Purchase of property, plant and equipment	(9,772)	(10,143)	(20,253)	(17,450)
Proceeds from the sale of property, plant and equipment	491	2,709	751	16,438
Free Cash Flow (A)	$69,418	$82,056	$124,042	$173,216

Revenue (B)	$581,642	$461,102	$1,090,536	$886,425
Free Cash Flow Margin (A/B)	11.9%	17.8%	11.4%	19.5%

Net cash provided by operating activities (D)	$188,326	$139,537	$333,853	$261,608
Net cash provided by operating activities margin (D/B)	32.4%	30.3%	30.6%	29.5%

Adjusted Gross Profit and Adjusted Gross Profit Percentage
We define Adjusted Gross Profit as gross profit plus depreciation on rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by Revenue. Adjusted Gross Profit and Adjusted Gross Profit Percentage are not measurements of our financial performance under GAAP and should not be considered as an alternative to gross profit, gross profit percentage, or other performance measures derived in accordance with GAAP. In addition, our measurement of Adjusted Gross Profit and Adjusted Gross Profit Percentage may not be comparable to similarly titled measures of other companies. Our management believes that the presentation of Adjusted Gross Profit and Adjusted Gross Profit Percentage provides useful information to investors regarding our results of operations because it assists in analyzing the performance of our business.
The following table provides an unaudited reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Revenue (A)	$581,642	$461,102	$1,090,536	$886,425

Gross profit (B)	$308,873	$222,810	$575,688	$436,190
Depreciation of rental equipment	67,176	62,893	129,392	118,591
Adjusted Gross Profit (C)	$376,049	$285,703	$705,080	$554,781

Gross Profit Percentage (B/A)	53.1%	48.3%	52.8%	49.2%
Adjusted Gross Profit Percentage (C/A)	64.7%	62.0%	64.7%	62.6%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business.
The following table provides an unaudited reconciliation of Net CAPEX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Total purchases of rental equipment and refurbishments	$(130,153)	$(65,282)	$(225,389)	$(117,817)
Total proceeds from sale of rental equipment	20,526	15,235	35,080	30,437
Net CAPEX for Rental Equipment	(109,627)	(50,047)	(190,309)	(87,380)
Purchase of property, plant and equipment	(9,772)	(10,143)	(20,253)	(17,450)
Proceeds from sale of property, plant and equipment	491	2,709	751	16,438
Net CAPEX	$(118,908)	$(57,481)	$(209,811)	$(88,392)

Return on Invested Capital
Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by net assets. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by estimated taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Net assets is total assets less goodwill, and intangible assets, net and all non-interest bearing liabilities. Denominator is calculated as a five quarter average for annual metrics and two quarter average for quarterly metrics. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital.
The following table provides an unaudited reconciliation of Return on Invested Capital:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Total Assets	$5,978,808	$5,559,713	$5,978,808	$5,559,713
Less: Goodwill	(1,171,725)	(1,180,737)	(1,171,725)	(1,180,737)
Less: Intangible assets, net	(446,578)	(474,327)	(446,578)	(474,327)
Less: Total Liabilities	(4,204,858)	(3,554,300)	(4,204,858)	(3,554,300)
Add: Long Term Debt	3,017,678	2,506,295	3,017,678	2,506,295
Net Assets excluding interest bearing debt and goodwill and intangibles	$3,173,325	$2,856,644	$3,173,325	$2,856,644
Average Invested Capital (A)	$3,149,640	$2,827,969	$3,119,208	$2,826,437

Adjusted EBITDA	$233,335	$175,495	$425,158	$339,080
Less: Depreciation	(79,615)	(78,469)	(154,793)	(144,706)
Adjusted EBITA (B)	$153,720	$97,026	$270,365	$194,374

Statutory Tax Rate (C)	25%	25%	25%	25%
Estimated Tax (B*C)	$38,430	$24,256	$67,591	$48,593
Adjusted earnings before interest and amortization (D)	$115,290	$72,770	$202,774	$145,781
ROIC (D/A), annualized	14.6%	10.3%	13.0%	10.3%

Operating income (E)	$131,661	$70,615	$229,570	$145,899
Total Assets (F)	$5,978,808	$5,559,713	$5,978,808	$5,559,713
Operating income / Total Assets (E/F), annualized	8.9%	5.1%	7.8%	5.3%